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                                                                    EXHIBIT 21.1

                             List of Subsidiaries*
                             --------------------

Name                                                          Jurisdiction
----                                                          ------------
3Com Europe Ltd.                                              England
3Com APR Pte Ltd.                                             Singapore
Huawei-3Com Co., Ltd. ("H-3C")**                              Hong Kong
Hangzhou Huawei-3Com Technology Co., Ltd.***                  China

*Omits subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of the end of the 2006 fiscal year (using the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X).

**51%-owned by 3Com Corporation through its wholly-owned subsidiary 3Com Technologies.

***100%-owned by H-3C.